UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 2, 2000


             ------------------------------------------------------
                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------


             Washington                    0-26820              93-0962605
   (State or other jurisdiction of       (Commission         (I.R.S. Employer
    incorporation or organization)       File Number)       Identification No.)


                        411 First Avenue South, Suite 600
                             Seattle, WA 98104-2860
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (206) 701-2000 Registrant's facsimile number, including area code: (206) 701-2500

                                      None
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

Private Placement
-----------------

     On February 2, 2000, we raised $26,134,375, prior to fees and expenses estimated at approximately $1,850,000, in a private placement of 5,226,875 shares of our Common Stock to 20 institutional and 8 individual accredited investors. We sold the shares at a price of $5.00 per share. If, prior to the date on which we file a registration statement covering the resale of these shares by the investors, the average closing price of our Common Stock, as reported on the NASDAQ National Market, is less than $5.00 per share over a period of five consecutive trading days, then we will lower the effective purchase price to $4.625 through the issuance of additional shares. Following the completion of this private placement, as of February 2, 2000, we had issued and outstanding 31,411,421 shares of Common Stock. We intend to file a registration statement with the Securities and Exchange Commission in February 2000 covering the resale of the shares of Common Stock sold in this transaction.

     These offers and sales were exempt from the registration provisions of the Securities Act of 1933, as amended, under Sections 4(2) and 4(6) of the Securities Act, and the rules and regulations under those provisions, because of the nature of the offerees and investors and the manner in which we conducted the offering

Item 7.  Financial Statements and Exhibits.

    (c)  Exhibits

         10.1 Form of Registration Rights Agreement, dated as of February 2, 2000, between the Company and the Investors.

         10.2 Form of Purchase Agreement, dated as of January 21, 2000 between the Company and the investors (the "Investors").

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       TERA COMPUTER COMPANY


February 11, 2000                      By: /s/ KENNETH W. JOHNSON
                                           -------------------------------------
                                           Kenneth W. Johnson
                                           Vice President - Finance